UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) December 11, 2007
Lexington Precision Corporation

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

0-3252	22-1830121

(Commission File Number)	(IRS Employer Identification No.)

800 Third Avenue, 15th Floor, New York, New York	10022

(Address of principal executive offices)	(Zip Code)
(212) 319-4657

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     On December 11, 2007, Lexington Precision Corporation, a Delaware corporation (the “Company” or “we”) and its subsidiary, Lexington Rubber Group, Inc. (“LRG” and together with the Company, the “Borrowers”), entered into the Third Amendment (the “Third Amendment”) dated as of November 26, 2007, to the Forbearance Agreement dated as of May 18, 2007 (the “Credit Forbearance Agreement”), with CapitalSource Finance LLC (“CapitalSource”), Webster Business Credit Corporation (“Webster”), CSE Mortgage LLC (“CSE”) and DMD Special Situations Funding, LLC (“DMD” and collectively with CapitalSource, Webster and CSE, the “Forbearing Lenders”). CapitalSource is a lender, collateral agent, administrative agent and co-documentation agent and Webster is a lender and co-documentation agent under the Borrowers’ revolving credit facility (the “Revolving Credit Facility”). CSE is a lender and the collateral agent, and DMD is a lender, under the Borrowers’ real estate term loan facility (the “Term Loan Facility” and together with the Revolving Credit Facility, the “Credit Facilities”). Under the Third Amendment, the Forbearing Lenders agreed to extend the forbearance period until the date (the “Forbearance Termination Date”) that is the earliest to occur of: (a) 4:00 p.m. (Eastern) on January 24, 2007, (b) consummation of a refinancing or a sale of the stock or assets of the Borrowers, or (c) occurrence of certain specified events of termination. On the Forbearance Termination Date, the Borrowers’ obligations under the Credit Facilities will automatically accelerate and become immediately due and payable. A non-refundable amendment fee in an amount equal to 1/4% of the obligations under the Credit Facilities outstanding on the effective date of the Second Amendment to the Credit Forbearance Agreement has been charged. Additionally, a non-refundable amendment fee in an amount equal to 1/4 % of the obligations under the Credit Facilities outstanding on the effective date of the Third Amendment shall be charged and is deemed fully earned upon the execution of the Third Amendment by the Borrowers. The Third Amendment will become effective upon the fulfillment of certain conditions, including certification that the Borrowers remain in compliance with the Forbearance Agreement dated as of May 25, 2007 between the Company and certain holders of the 12% Senior Subordinated Notes due August 1, 2009.
     The above description of the Third Amendment is qualified in its entirety by the terms of such document, which will be attached as an exhibit to the Company’s next quarterly report on Form 10-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXINGTON PRECISION CORPORATION (Registrant)

Date: December 17, 2007

	By:	/s/ Dennis J. Welhouse

	Name:	Dennis J. Welhouse
	Title:	Senior Vice President and Chief Financial Officer